Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	J. Wes Frye Senior Vice President - Finance and Chief Financial Officer (336) 822-5305

OLD DOMINION FREIGHT LINE REPORTS SECOND-QUARTER EARNINGS PER DILUTED

SHARE OF $0.43, UP 59.3%

Revenue Increases 23.4%

THOMASVILLE, N.C. (July 15, 2004) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced record financial results for the second quarter and six months ended June 30, 2004. Revenue from operations increased 23.4% to $202,129,000 for the second quarter from $163,817,000 for the second quarter of 2003. Net income rose 60.7% to $10,461,000 from $6,509,000. Earnings per diluted share for the second quarter of 2004 were $0.43, up 59.3% from $0.27 for the second quarter of 2003 and above the Company’s established guidance for the quarter in a range of $0.38 to $0.40. Old Dominion’s operating ratio improved to 90.6% for the second quarter from 92.6% for the second quarter last year, the 11th consecutive comparable-quarter improvement. All prior-period share and per share data in this release have been adjusted to reflect the Company’s three-for-two stock split effective in May 2004.

Revenue from operations increased 21.5% to $384,898,000 for the first six months of 2004 from $316,682,000 for the comparable period in 2003. Net income was $16,173,000, up 50.4% from $10,756,000. Earnings per diluted share increased 48.9% to $0.67 for the first half of 2004 from $0.45 for the first six months of 2003, while Old Dominion’s operating ratio improved to 92.3% from 93.4%.

The Company’s revenue growth for the second quarter reflected stronger volume than anticipated and improved pricing. LTL tons for the quarter increased 18.0% compared with the second quarter last year, while LTL shipments grew 12.9%. As a result, LTL weight per shipment increased 4.4%, and with a 2.4% increase in LTL revenue per hundredweight, LTL revenue per LTL shipment rose 7.0% for the quarter.

As expected, Old Dominion opened new service centers in Portland, Oregon; Seattle, Washington; Youngstown, Ohio; and La Crosse and Warsaw, Wisconsin during the second quarter. In addition, the Company completed the expansion of service centers in Denver, Colorado; Jackson, Mississippi; and Oklahoma City, Oklahoma.

Old Dominion will hold a conference call to discuss this release today at 11:00 a.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.odfl.com or by going to www.vcall.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these

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500 Old Dominion Way • Thomasville, North Carolina 27360 • (336) 889 5000

www.odfl.com

ODFL Reports Second-Quarter Earnings

July 15, 2004

Web sites shortly after the call through August 15, 2004. A telephonic replay will also be available through July 22, 2004, at 719-457-0820, Confirmation Number 424760.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing; (2) the negative impact of any unionization of the Company’s employees; (3) the challenges associated with executing the Company’s growth strategy; (4) the Company’s compliance with recent legislation requiring companies to evaluate their internal control over financial reporting; (5) various economic factors such as economic recessions and downturns in customers’ business cycles and shipping requirements; (6) the availability and cost of fuel; (7) difficulty in attracting or retaining qualified drivers; (8) the Company’s exposure to claims related to cargo loss and damage, property damage, personal injury and workers’ compensation and the costs of insurance; (9) the Company’s significant ongoing cash requirements; (10) the availability and cost of new equipment; (11) the costs of compliance with, or liability for violation of, existing or future governmental regulation; (12) seasonal trends in the industry, including the possibility of harsh weather conditions; (13) the Company’s dependence on key employees; (14) changes in the Company’s goals and strategies, which are subject to change at any time at the discretion of the Company; and (15) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

Old Dominion Freight Line, Inc. is a less-than-truckload multi-regional motor carrier providing one to five day service among five regions in the United States and next-day and second-day service within these regions. Through its four product groups, OD-Domestic, OD-Expedited, OD-Global and OD-Technology, the Company offers an array of innovative products and services that provide direct service to 40 states within the Southeast, South Central, Northeast, Midwest and West regions of the country, including 28 states within which it provides full-state coverage. In addition, through marketing and carrier relationships, Old Dominion provides service to and from the remaining 10 states as well as international services around the globe.

OLD DOMINION FREIGHT LINE, INC.

Financial Highlights

(In thousands, except per share amounts)

	Three Months Ended June 30,		% Chg.	Six Months Ended June 30,		% Chg.
	2004	2003		2004	2003
Revenue from operations	$202,129	$163,817	23.4%	$384,898	$316,682	21.5%
Operating income	$18,901	$12,191	55.0%	$29,802	$20,857	42.9%
Operating ratio	90.6%	92.6%		92.3%	93.4%
Net income	$10,461	$6,509	60.7%	$16,173	$10,756	50.4%
Basic earnings per share(1)	$0.43	$0.27	59.3%	$0.67	$0.45	48.9%
Diluted earnings per share(1)	$0.43	$0.27	59.3%	$0.67	$0.45	48.9%
Weighted average shares outstanding(1)
Basic	24,094	24,063	0.1%	24,091	24,049	0.2%
Diluted	24,112	24,092	0.1%	24,111	24,081	0.1%

(1)	Adjusted to reflect a three-for-two stock split effective May 20, 2004.

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ODFL Reports Second-Quarter Earnings

July 15, 2004

[GRAPHIC] OLD DOMINION FREIGHT LINE, INC.

Statements of Operations

(In thousands, except per share amounts)

	Second Quarter					Year To Date
	2004		2003		%Chg.	2004		2003		%Chg.
Revenue	$202,129	100.0%	$163,817	100.0%	23.4%	$384,898	100.0%	$316,682	100.0%	21.5%
Operating expenses:
Salaries, wages & benefits	115,270	57.0%	97,127	59.3%	18.7%	223,720	58.1%	188,984	59.7%	18.4%
Purchased transportation	6,959	3.4%	4,860	3.0%	43.2%	13,240	3.4%	9,764	3.1%	35.6%
Operating supplies & expenses	22,979	11.4%	17,341	10.6%	32.5%	43,814	11.4%	35,499	11.2%	23.4%
Depreciation & amortization	10,906	5.4%	9,447	5.8%	15.4%	21,502	5.6%	18,132	5.7%	18.6%
Building and office equipment rents	1,863	0.9%	1,820	1.1%	2.4%	3,693	1.0%	3,587	1.1%	3.0%
Operating taxes & licenses	7,679	3.8%	6,531	4.0%	17.6%	14,979	3.9%	12,820	4.0%	16.8%
Insurance & claims	6,850	3.4%	4,924	3.0%	39.1%	12,692	3.3%	8,931	2.8%	42.1%
Communications & utilities	2,537	1.3%	2,513	1.5%	1.0%	5,381	1.4%	4,884	1.6%	10.2%
General supplies & expenses	7,114	3.5%	5,764	3.5%	23.4%	13,506	3.5%	11,138	3.5%	21.3%
Miscellaneous expenses, net	1,071	0.5%	1,299	0.8%	(17.6%)	2,569	0.7%	2,086	0.7%	23.2%
Total operating expenses	183,228	90.6%	151,626	92.6%	20.8%	355,096	92.3%	295,825	93.4%	20.0%
Operating income	18,901	9.4%	12,191	7.4%	55.0%	29,802	7.7%	20,857	6.6%	42.9%
Other deductions:
Interest expense, net	1,393	0.7%	1,564	0.9%	(10.9%)	2,763	0.7%	2,997	1.0%	(7.8%)
Other expense, net	211	0.1%	(132)	(0.1%)	(259.8%)	378	0.1%	82	0.0%	361.0%
Income before income taxes	17,297	8.6%	10,759	6.6%	60.8%	26,661	6.9%	17,778	5.6%	50.0%
Provision for income taxes	6,836	3.4%	4,250	2.6%	60.8%	10,488	2.7%	7,022	2.2%	49.4%
Net income	$10,461	5.2%	$6,509	4.0%	60.7%	$16,173	4.2%	$10,756	3.4%	50.4%

Earnings per Share:

Basic and diluted	$0.43		$0.27		59.3%	$0.67		$0.45		48.9%
Weighted average outstanding shares:
Basic	24,094		24,063			24,091		24,049
Diluted	24,112		24,092			24,111		24,081

Basic & Diluted shares are restated for May 20, 2004 three-for-two stock split.

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ODFL Reports Second-Quarter Earnings

July 15, 2004

[GRAPHIC] OLD DOMINION FREIGHT LINE, INC.

	Second Quarter			Year To Date
Operating Statistics	2004	2003	%Chg.	2004	2003	%Chg.
( * In thousands)
Operating ratio	90.6%	92.6%	(2.2%)	92.3%	93.4%	(1.2%)
Intercity miles *	53,990	47,124	14.6%	104,156	90,358	15.3%
LTL tons *	643	545	18.0%	1,239	1,051	17.9%
Total tons *	897	746	20.2%	1,725	1,446	19.3%
LTL shipments *	1,210	1,072	12.9%	2,356	2,062	14.3%
Total shipments *	1,238	1,095	13.1%	2,410	2,105	14.5%
Percent LTL revenue	90.5%	91.5%	(1.1%)	90.8%	91.5%	(0.8%)
Revenue per intercity mile	$3.74	$3.48	7.5%	$3.70	$3.50	5.7%
LTL revenue per LTL hundredweight	$14.66	$14.31	2.4%	$14.55	$14.36	1.3%
LTL weight per LTL shipment	1,062	1,017	4.4%	1,052	1,020	3.1%
LTL revenue per LTL shipment	$155.68	$145.53	7.0%	$153.07	$146.47	4.5%
Average length of haul	937	930	0.8%	945	925	2.2%

Balance Sheets	June 30, 2004	December 31, 2003
(In thousands)
Current Assets	$115,616	$101,370
Net Property and Equipment	363,093	315,768
Other Assets	17,731	17,421

Total Assets	$496,440	$434,559

Current Maturities	$22,094	$22,440
Other Current Liabilities	85,869	55,892

Total Current Liabilities	107,963	78,332
Long Term Debt	85,216	74,986
Other Long Term Liabilities	54,454	48,700

Total Liabilities	247,633	202,018
Equity	248,807	232,541

Total Liabilities & Equity	$496,440	$434,559

Notes:	Financial and Operating data are unaudited
LTL is less than 10,000 lbs.

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